                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                AZCO MINING INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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


     (5) Total fee paid:


-------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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

                                AZCO MINING INC.

                         999 West Hastings, Suite 1250
                          Vancouver, British Columbia
                                Canada  V6C 2W2
                                 (604) 682-7286

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 18, 1998

To Our Shareholders:

         An Annual Meeting (the "Meeting") of Shareholders of Azco Mining Inc. (the "Company"), a Delaware corporation, will be held at 10:00 a.m. (local time) on Wednesday, February 18, 1998 at the Company's offices at 999 West Hastings, Suite 1250, Vancouver, British Columbia, Canada, for the following purposes:

         1.      To elect five directors of the Company.

         2. To ratify the appointment of Coopers & Lybrand as the Company's independent public accountants for the fiscal year ending June 30, 1998, and to authorize the directors of the Company to fix and approve their remuneration.

         3. To consider and vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

Shareholders of record at the close of business on January 13, 1998 are entitled to notice of and to vote at the Meeting.

         The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Meeting in person. Whether or not you plan to attend the Meeting, please fill in, date, sign, and mail the enclosed proxy in the return envelope as promptly as possible. Your proxy may be revoked at any time prior to the Meeting. The prompt return of your completed proxy will assist the Company in obtaining a quorum of shareholders for the Meeting, but will not affect your ability to change your vote by subsequent proxy or by attending the Meeting and voting in person. If you are unable to attend, your written proxy will assure that your vote is counted.

                                              By Order of the Board of Directors

                                              Alan P. Lindsay
                                              Chairman of the Board

Vancouver, British Columbia
January 16, 1998

                                AZCO MINING INC.

                         999 West Hastings, Suite 1250
                          Vancouver, British Columbia
                                Canada  V6C 2W2
                                 (604) 682-7286

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                               FEBRUARY 18, 1998

         This Proxy Statement is furnished to the shareholders of Azco Mining Inc. (the "Company"), a Delaware corporation, in connection with the solicitation by and on behalf of the Company's Board of Directors (collectively, the "Board") of proxies to be voted at the Annual Meeting (the "Meeting") of shareholders (each a "Shareholder") of the Company. The Meeting will be held on February 18, 1998 at 10:00 a.m. (local time) at the Company's offices at 999 West Hastings, Suite 1250, Vancouver, British Columbia, Canada, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         Solicitation expenses will be paid by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may, without additional compensation, solicit proxies by mail, in person or by telecommunication.

         The Company has retained Morrow & Co., professional proxy solicitors, at an estimated fee of $5,500 plus reasonable out-of-pocket expenses, to assist in the solicitation process. Approximately 35 persons will be utilized by such firm in its solicitation efforts. The Company will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of shares of the Company's common stock.

         All proxies that are properly executed and received prior to the Meeting will be voted at the Meeting. If a Shareholder specifies how the proxy is to be voted on any business to come before the Meeting, it will be voted in accordance with such specification. IF A SHAREHOLDER DOES NOT SPECIFY HOW TO VOTE THE PROXY, IT WILL BE VOTED FOR EACH MATTER SCHEDULED TO COME BEFORE THE MEETING AND IN THE PROXY HOLDERS' DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Any proxy may be revoked by a Shareholder at any time before it is actually voted at the Meeting by delivering written notification to the Secretary of the Company, by delivering another valid proxy bearing a later date or by attending the Meeting and voting in person.

         This Proxy Statement and the accompanying proxy are first being sent to Shareholders on or about January 19, 1998. The Company will bear the cost of preparing, assembling and mailing the notice, Proxy Statement and form of proxy for the Meeting.

         Unless otherwise indicated, all monetary amounts set forth herein are in United States dollars.

                               VOTING SECURITIES

         All voting rights are vested exclusively in the holders of the Company's common stock, $.002 par value (collectively, the "Common Stock"), with each share entitled to one vote. Only Shareholders of record at the close of business on January 13, 1998 are entitled to notice of and to vote at the Meeting or any adjournment. At the close of business on January 13, 1998, there were 25,680,497 shares of Common Stock issued and outstanding. A minimum of one-third of the shares of Common Stock issued and outstanding must be represented at the Meeting, in person or by proxy, in order to constitute a quorum. Cumulative voting is not allowed for any purpose. The affirmative vote of the holders of the majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter will be necessary to elect the slate of directors nominated by the Company and to ratify the appointment of the auditors.

         An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. With respect to the vote on any particular proposal, abstentions will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote on any such proposal, shall have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" on a particular proposal will not be treated as shares present and entitled to vote on the proposal.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth information, as of December 31, 1997, with respect to beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director of the Company, by each Named Executive Officer (as defined below under "EXECUTIVE COMPENSATION") and by all officers and directors of the Company as a group. Unless otherwise noted, each Shareholder has sole investment and voting power over the shares owned.


====================================================================================================================================
                      NAME AND ADDRESS                          TYPE OF         NUMBER OF         PERCENT
                    OF BENEFICIAL OWNER                        OWNERSHIP          SHARES          OF CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Alan P. Lindsay                                            Record and         978,569(1)         3.78%
  (Director and Chief Executive                              Beneficial
   Officer)
  999 W. Hastings, Suite 1250
  Vancouver, BC  V6C 2W2
  CANADA
------------------------------------------------------------------------------------------------------------------------------------
  Anthony R. Harvey                                          Record and         453,252(2)        1.75%
  (Director, Executive Vice-President                        Beneficial
   and Secretary)
  999 W. Hastings, Suite 1250
  Vancouver, BC  V6C 2W2
  CANADA
------------------------------------------------------------------------------------------------------------------------------------
  Andrew F. de P. Malim                                      Record and         163,500(3)           *
  (Director)                                                 Beneficial
  7-8 Kendrick Mews
  London, England  SW7 3HG
------------------------------------------------------------------------------------------------------------------------------------
  Paul A. Hodges                                             Record and         116,524(4)           *
  (Director)                                                 Beneficial
  4536 N. Via Bellas Catali
  Tucson, AZ  85718
------------------------------------------------------------------------------------------------------------------------------------
  Ian M. Gray                                                Record and         100,000(5)           *
  (Director)                                                 Beneficial
  Copper Hill House
  Buller Hill, Redruth
  Cornwall, England  TR166SR
------------------------------------------------------------------------------------------------------------------------------------
  All Officers & Directors                                   Record and       2,111,845(6)        7.86%
    as a Group (8 persons)                                   Beneficial
====================================================================================================================================

*  Less than 1%.

(1) Includes (i) 605,308 shares owned by a corporation which is controlled by Mr. Lindsay and (ii) options to acquire 300,000 shares at an exercise price of CDN $1.80 per share.

(2) Includes (i) 122,224 shares owned by Mr. Harvey's wife and (ii) options to acquire 300,000 shares at an exercise price of CDN $1.80 per share.

(3) Includes options to acquire 125,000 shares at an exercise price of CDN $1.80 per share.

(4) Includes options to acquire (i) 50,000 shares at an exercise price of $2.00 per share and (ii) 50,000 shares at an exercise price of CDN $1.80 per share.

(5) Consists of options to acquire 100,000 shares at an exercise price of CDN $1.90 per share.

(6)      Includes options to acquire an aggregate of 1,225,000 shares.

         Management anticipates that insiders and their affiliates owning an aggregate of approximately 3.5% of the outstanding shares of Common Stock will vote in favor of each of the proposals to be submitted at the Meeting, including votes for all the nominees for directors.


                             ELECTION OF DIRECTORS

         The Company's Bylaws provide that the number of members of the Board shall not exceed seven members and currently consists of five members Cumulative voting in the election of directors is not permitted. Directors are elected by majority vote of the shares represented at the Meeting and entitled to vote on the matter.

         The directors listed below have been nominated for re-election at the Meeting. Unless authority is withheld, it is intended that the shares represented by the proxies will be voted "FOR" these directors, each to serve until the Company's next Annual Meeting of Shareholders or until his respective successor is elected and qualified.

DIRECTORS AND EXECUTIVE OFFICERS

         The following table lists the names, ages and positions of the directors and executive officers of the Company as of January 1, 1998. Board Directors are elected to serve until the next Annual Meeting of Shareholders. All officers have been appointed to serve until their successors are elected and qualified. Additional information regarding the business experience, length of time served in each capacity and other matters relevant to each individual is set forth below the table.

====================================================================================================================================
        NAME                                          POSITION HELD WITH THE COMPANY     PRINCIPAL OCCUPATION
        ----                                          ------------------------------     --------------------
        ALAN PETER LINDSAY  . . . . . . . . . . .     Chairman of the Board, Chief       Chief Executive Officer
                                                      Executive Officer, President and   of the Company
                                                      a Director of the Company
------------------------------------------------------------------------------------------------------------------------------------
        ANTHONY RICHARD HARVEY  . . . . . . . . .     Vice-Chairman of the Board,        Executive Vice-
                                                      Executive Vice-President,          President of the
                                                      Secretary and a Director of the    Company
                                                      Company
------------------------------------------------------------------------------------------------------------------------------------
        ANDREW FREDERIC DE PAULA MALIM  . . . . .     Director of the Company            Mining financier
------------------------------------------------------------------------------------------------------------------------------------
        PAUL ARTHUR HODGES  . . . . . . . . . . .     Director of the Company            Mining consultant
------------------------------------------------------------------------------------------------------------------------------------
        IAN MCFARLANE GRAY  . . . . . . . . . . .     Director of the Company            Mining consultant
------------------------------------------------------------------------------------------------------------------------------------
        RYAN ANDREW MODESTO . . . . . . . . . . .     Corporate Controller and           Controller and
                                                      Principal Accounting Officer       Principal Accounting
                                                                                         Officer of the Company
------------------------------------------------------------------------------------------------------------------------------------
        DOUGLAS W. RAMSHAW  . . . . . . . . . . .     Vice President--Corporate          Vice President--
                                                      Development                        Corporate Development
                                                                                         of the Company
------------------------------------------------------------------------------------------------------------------------------------
        JON PATRICK NICHOLAS BADHAM                   Chief Geologist                    Geologist for the
                                                                                         Company
====================================================================================================================================

         The following is a brief biography of each of the directors and executive officers of the Company.

         Alan Peter Lindsay -- Chairman of the Board, Chief Executive Officer, President and a Director

         Mr. Lindsay, aged 46, one of the Company's founders, has been responsible for arranging the financing, the corporate development and the building of the organization of the Company. Mr. Lindsay has an extensive background in business management and marketing. Mr. Lindsay has been involved in the mining business for the past eight years and since 1989 has been engaged full time on the Company's business. From 1982 to 1989 Mr. Lindsay was the Manager of the Financial Services Division of the North American Life Assurance Company in Vancouver.

         Anthony Richard Harvey -- Vice-Chairman of the Board, Executive Vice-President, Secretary and a Director

         Mr. Harvey, aged 62, one of the Company's founders, has been associated with the Company since July 13, 1988. He has been a full-time employee since May 18, 1989, prior to which he spent 30 years with Wright Engineers Limited, where he gained extensive experience in the mining industry in various management positions, including mine construction and ore extraction, bulk handling and processing, project management and corporate marketing development, in many countries including the U.S. As a senior project manager, he was responsible for the overall management and direction of many mining projects worldwide, including, among others, the Copper Flat Project, a 15,000 ton per day copper- molybdenum open pit mining and processing plant located in New Mexico, for Quintana Minerals Corporation, and a 3,000 ton per day underground copper mine rehabilitation expansion located in Ireland, for Avoca Mines Limited.

         Andrew Frederic de Paula Malim -- Director

         Mr. Malim, aged 53, became a director of the Company on July 16, 1991. Mr. Malim has been associated with Lion Mining Group since 1981 and currently is the managing director of that company. Mr. Malim also has majority ownership of the Lion Mining Group. The Lion Mining Group has been associated with the Company since March 1989 and has been responsible for the Company's European representation and for raising a significant portion of the Company's financing to date. Mr. Malim was one of the original members of the James Capel & Company mining team, and for ten years was a member of the International Stock Exchange, London.

         Paul Arthur Hodges -- Director

         Mr. Hodges, aged 69, became a director of the Company on October 1, 1993. He has a degree in Mining Engineering from the Colorado School of Mines and is a registered professional engineer in Arizona. Mr. Hodges has over 40 years experience in the mining industry, covering exploration, operations, project startups, management and financing, and has worked for Anaconda,
Asarco, RTZ and St. Joe.   Mr. Hodges was the chief engineer worldwide for open
pit mining for RTZ and the President of Anamax Mining Company at Twin Buttes. Most recently Mr. Hodges was the President of Compania Minera El Indio. He was a director of Lac Minerals Limited, a publicly traded company acquired by American Barrick in late 1994.

         Ian McFarlane Gray -- Director

         Dr. Gray, aged 61, became a director of the Company on September 4, 1996. Most recently Dr. Gray has been involved in the assessment, acquisition and development of gold and copper properties in Indonesia, Peru and Brazil. For much of his career Dr. Gray held senior operations and management positions with INCO Ltd. and BP Minerals International Ltd., and has been involved in mineral exploration, project development, mine production, formation and general management of public companies in North America, Australia, Central Southern Africa, Southeast Asia and South America. Dr. Gray currently serves as a director of each of the following Canadian public companies: Atapa Minerals Ltd., Black Swan Gold Mines Ltd., El Misti Gold Ltd., International Albany Resources Ltd., Jersey Goldfields Corporation, Indo Metals Ltd., and International Panorama Resource Corporation.

         Ryan Andrew Modesto -- Controller and Principal Accounting Officer

         Mr. Modesto, aged 41, joined the Company in June 1994 as the Controller of the Sanchez Project and became the Company's Corporate Controller and Principal Accounting Officer on January 1, 1996. Mr. Modesto earned a B.S. in Accounting from the University of Utah in 1977 and has 18 years of accounting and administrative experience in the mining industry. For the six years prior to joining the Company, Mr. Modesto was the Controller for Corona Gold's Santa Fe project in Nevada.

         Douglas W. Ramshaw -- Vice President--Corporate Development

         Mr. Ramshaw, aged 26, joined the Company in May 1997 as the Company's Vice President-Corporate Development. Mr. Ramshaw received a degree in Mining Geology in 1993 from the Royal School of Mines, Imperial College, London, England and obtained experience in various aspects of mining, including underground and surface mapping, core logging, surveying, and field office maintenance while working for ACA Howe International Ltd and St George Metals Inc. in England, and Battle Mountain, Nevada. From February 1994 to December 1994, Mr. Ramshaw was first a research consultant and then an Assistant Editor for Mining Journal, and from January 1996 to February 1997 he was a mining analyst for C.M. Oliver and Company Limited, a British investment consulting firm.

         John Patrick Nicholas Badham -- Chief Geologist

         Mr. Badham, aged 50, joined the Company in August 1997 as the Company's chief geologist. From 1989 to 1996 Mr. Badham was the chief geologist for Rio Tinto Mining and Exploration Ltd. which he was responsible for target definition, exploration research and area selection. Mr. Badham received a doctorate degree in economic geology from the University of Alberta in 1973.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended June 30, 1997, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that Mr. Modesto had one late filing reporting one transaction and Mr. Ramshaw's Initial Report on Form 3 was not timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Andrew F de P Malim, a non-officer director of the Company, is the chairman, managing director and majority shareholder of Lion Mining Finance, a United Kingdom registered company ("Lion"). On May 9, 1996, the Company entered into a memorandum of agreement with Eagle River International Limited, West African Gold and Exploration, Ltd. and Lion concerning the development of mining concessions in Mali. Pursuant to this agreement, Lion was paid $15,692 in fiscal 1997. The Company and Lion are currently negotiating an agreement whereby Lion will assign to the Company all of its interest in the Mali agreement and Lion will agree to grant the Company first right on all mining opportunities which are brought to it for a minimum three year term.


                         BOARD MEETINGS AND COMMITTEES

         During the Company's fiscal year ended June 30, 1997, the Company's Board met two times. Except for Dr. Gray who missed one meeting, all of the directors were present for 75% or more of the meetings of the Board and any committees upon which they served that were held during their individual incumbencies. Messrs. Harvey and Lindsay spend virtually all of their business time on the Company's business. Messrs. Hodges and Malim and Dr. Gray each spend approximately ten percent of their business time on the Company's business.

         The Company's Audit Committee is comprised of Messrs. Harvey, Hodges and Malim. The Audit Committee recommends the selection and re-appointment of the Company's independent certified public accountants to the Board and reviews the proposed scope, content and results of the audit performed by the accountants, and any reports and recommendations made by them. The Audit Committee held no formal meetings during the most recent fiscal year, but met in the context of regular Board meetings.

         During the fiscal year ended June 30, 1997, the Company had no nominating, compensation, stock option or executive committees.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

         The following tables show compensation during the fiscal years ended June 30, 1995, 1996, and 1997, of those persons who were, at June 30, 1997 (i) the Chief Executive Officer and (ii) other executive officers of the Company whose total compensation was not less than $100,000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table
                           (As at year ended June 30)


====================================================================================================================================
                                                                                                 Long Term
                                                            Annual Compensation                Compensation
                                                            -------------------                ------------
                                                                                                 Securities
                                                                                                   Under
                                                                                                  Options/
                                                                             Other Annual           SARs
                                                 Salary        Bonus         Compensation         Granted
    Name and Principal Position      Year          ($)          ($)              ($)                (#)
------------------------------------------------------------------------------------------------------------------------------------
  Alan Peter Lindsay,              1997         110,000(2)     5,500              6,000(3)          -0-
  President,(1) Chairman of the    1996          99,482(2)        -0-             6,000(3)        300,000
  Board and Chief Executive        1995          92,400(2)        -0-             2,500(3)          -0-
  Officer
------------------------------------------------------------------------------------------------------------------------------------
  Anthony Richard Harvey           1997         110,000(4)     5,500              6,000(3)          -0-
  Vice-Chairman, Vice President,   1996          99,482(4)        -0-             6,000(3)        300,000
  and Secretary                    1995          92,400(4)        -0-             2,500(3)          -0-
------------------------------------------------------------------------------------------------------------------------------------
  David C. Beling, President and   1997         145,833           -0-           193,846(6)          -0-
  Chief Operating Officer (5)      1996         142,178       65,000               -0-            155,000
                                   1995         135,000        7,000              6,490(7)          -0-
====================================================================================================================================


(1) Mr. Lindsay was appointed President of the Company upon the resignation of Mr. Beling effective April 30, 1997.

(2) These amounts were actually paid to Alan Lindsay and Associates Ltd., a management company under the control of Mr. Lindsay pursuant to a Management Agreement dated May 1, 1989 with the Company.

(3) These amounts were paid as reimbursement of medical insurance premiums.

(4) These amounts were actually paid to ARH Management Ltd., a management company under the control of Mr. Harvey pursuant to a management agreement dated May 1, 1989 with the Company.

(5) Mr. Beling resigned as a director and officer of the Company effective as of April 30, 1997.

(6) Mr. Beling's resignation triggered the provision of his employment agreement where in the event of merger, consolidation, divestiture, takeover, sale or other similar circumstances which result in conditions or terms unacceptable to Mr. Beling within the first year after such event, Mr. Beling would be paid 12 months base salary plus any prorated bonuses and vacation accrued to the time of termination. This amount includes $175,000 representing 12 months of base pay and $18,846 of accrued vacation.

(7)      This amount was paid as a premium on a life insurance policy.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES



====================================================================================================================================
                                              Shares       Value         Number of Securities            Value of Unexercised
                                 Name         Acquired     Realized         Underlying                In-The-Money Options at FY-
                                              on                           Unexercised                        End ($)(1)
                                              Exercise                   Options at FY-End
                                                                         -----------------------------------------------------------
                                                                         Exer-    Unexercisable    Exercisable     Unexercisable
                                                                         cisable
------------------------------------------------------------------------------------------------------------------------------------
                            Alan P. Lindsay         -0-         -0-       300,000         -0-             -0-              -0-
------------------------------------------------------------------------------------------------------------------------------------
                            David C. Beling     50,000     $73,750         -0-            -0-             -0-              -0-
------------------------------------------------------------------------------------------------------------------------------------
                            Anthony R. Harvey       -0-         -0-       300,000         -0-             -0-              -0-
====================================================================================================================================


(1) Based on the closing price of $1.31 of the Company's Common Stock as quoted on The American Stock Exchange on June 30, 1997.

(2) Mr. Beling exercised 50,000 options prior to his resignation on April 30, 1997. The balance of Mr. Beling's unexercised options were canceled on May 31, 1997.


COMPENSATION OF DIRECTORS

         The Company pays a fee to its outside, non-officer directors of $1,500 per month. The Company also reimburses its directors for reasonable expenses incurred by them in attending meetings of the Board. During fiscal 1997 Dr. Gray, a non-officer director, was granted an option to acquire 100,000 shares of the Company's Common Stock.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

         Effective May 1, 1989, the Company entered into a management agreement with Alan Lindsay and Associates Ltd. ("Associates"), a British Columbia corporation owned and controlled by Mr. Lindsay, the Company's Chief Executive Officer. This agreement requires all salary amounts otherwise payable by the Company to Mr. Lindsay to be paid to Associates. This agreement is automatically renewed for two year terms unless either party gives the other party notice of non-renewal at least 30 days prior to the end of any term. The agreement may be terminated by the Company without notice if Mr. Lindsay is no longer a principal of Associates, or upon the occurrence of certain other events such as Mr. Lindsay's bankruptcy or disability. The agreement may be terminated by either party, without notice, upon breach of the material terms of the agreement, commission of fraud or misconduct or declaration of bankruptcy by either party.

         Effective May 1, 1989 the Company entered into a management agreement with ARH Management Ltd. ("Management"), a British Columbia corporation owned and controlled by Mr. Harvey, the Company's Vice-Chairman. This agreement requires all salary amounts otherwise payable by the Company to Mr. Harvey to be paid to Management. This agreement is automatically renewed for two year terms unless either party gives the other party notice of non-renewal at least 30 days prior to the end of any term. The agreement may be terminated by the Company without notice if Mr. Harvey is no longer a principal of Management, or upon the occurrence of certain other events such as Mr. Harvey's bankruptcy or disability. The agreement may be terminated by either party, without notice, upon breach of the material terms of the agreement, commission of fraud or misconduct or declaration of bankruptcy by either party.

         Effective August 15, 1994 management agreements (collectively, the "Management Agreements") were provided to both Messrs. Harvey and Lindsay that are effective in the event of a change in control of the Company. The Management Agreements provide for a lump sum distribution in an amount (taking into account all other applicable change in control payments by the Company) not to exceed 299% of the base amount as defined in IRC Section 280G(b). Such

"base amount" is generally equivalent to the applicable person's average annual compensation from the Company includable in his gross income over the preceding five years. Change of control is defined as any of the following:

         (i) the acquisition of (whether direct or indirect) shares in excess of 20 percent of the outstanding shares of Common Stock of the Company by a person or group of persons, other than through a public equity offering by the Company; or

         (ii) the occurrence of any transaction relating to the Company required to be described pursuant to the requirements of item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Commission under the Exchange Act; or

         (iii) any change in the composition of the Board of the Company resulting in a majority of the present directors not constituting a majority, provided that in making such determination, directors who were elected by, or on the recommendation of, such present majority, shall be excluded.

         Effective August 15, 1994 directors' agreements (collectively, the "Directors' Agreements") were provided to each of Messrs. Malim and Hodges that are effective in the event of a change in control of the Company. On November 19, 1996 a Directors' Agreement was provided to Dr. Gray. These Directors' Agreements provide for a lump sum distribution in the amount of $100,000. Change in control has the same definition as set forth above in connection with the Management Agreements.

         If all change in control payments to all officers and directors were triggered, the aggregate amount payable by the company would be approximately $1,938,000, provided, that such amount could vary depending upon the value of outstanding stock options.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended June 30, 1997, the Company had no compensation committee. Each of the Company's officers and directors participated in deliberations of the Company's Board concerning officer compensation.


REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

         OVERALL POLICY

         Salary compensation of the Company's executive officers is determined by the Board. The directors' consideration of and decisions regarding executive compensation are guided by a number of factors described below. The objectives of the Company's total executive compensation package are to attract and retain the best possible executive talent, to provide an economic framework to motivate the Company's executives to achieve goals consistent with the Company's business strategy, to provide an identity between executive and shareholder interests through stock option plans and to provide a compensation package that recognizes an executive's individual results and contributions in addition to the Company's overall business results.

         In making recommendations concerning executive compensation, the directors review individual executive compensation, corporate performance, stock price appreciation and total return to Shareholders for the Company.

         SALARIES

         The key elements of the Company's executive compensation consist of salary and stock options. The Board determines salary levels of officers and employee stock option awards.

         Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison of salaries for comparable positions at other mining companies.

         The salary levels of the officers of the Company for the following fiscal year are generally established by the Board at its year-end meetings. Specific individual performance and overall corporate or business segment performance are reviewed in determining the compensation level of each individual officer. The Board, where appropriate, also considers other performance measures, such as safety, environmental awareness and improvements in relations with Shareholders, employees, the public and government regulators.

         Mr. Lindsay's salary as Chief Executive Officer was increased to $110,000 by the Company's Board on February 6, 1996. The Board's basis for this increase was that Mr. Lindsay had not received a salary increase since May 22, 1992 when his salary was set at $92,400.

         Mr. Harvey's salary as Executive Vice President and Secretary was increased to $110,000 by the Company' Board on February 6, 1996. The Board's basis for this increase was that Mr. Harvey had not received a salary increase since May 22, 1992 when his salary was set at $92,400.


         STOCK OPTIONS

         Under the Company's 1989 Stock Option Plan as amended ("the Plan"), which was approved by Shareholders, stock options are granted to the Company's officers, directors and key employees, including the individuals whose compensation is detailed in this Proxy Statement. The Board determines the size of the stock option grants based on certain factors, including competitive compensation data similar to those used to determine salaries.

         Stock options are intended to align the interests of the executives with those of the Shareholders. All stock options granted from the Plan are granted with an exercise price equal to at least the market price of the Common Stock on the date of grant and are generally exercisable over a five-year period. This approach is designed to provide executive incentive for the creation of additional shareholder value over the long term since the benefit of the option awards cannot be realized unless stock price appreciation occurs.


         CONCLUSION

         The Company's executive compensation is linked to individual and corporate performance. The Board intends to continue the policy of linking executive compensation to corporate performance, recognizing that the ups and downs of the business cycle, and in particular depressed mineral prices, from time to time, may result in an imbalance for a particular period.

         This Report has been provided by the Board.

            Alan Peter Lindsay                         Andrew Frederic de Paula Malim
            Anthony Richard Harvey                     Paul Arthur Hodges
            Ian M. Gray


SHAREHOLDER RETURN PERFORMANCE GRAPH

         The following graph shows the cumulative total Shareholder return on the Company's Common Stock compared to the cumulative total return of two other stock market indices: (i) The American Stock Exchange Index (U.S.) (the "Amex Index (U.S.)"), and (ii) the Peer Group Index of similar line-of-business companies as industry code defined in the Media General Financial Database.
The time period graphed is the period from July 2 1992 through June 30, 1997. (The Company's Common Stock was registered under Section 12 of the Exchange Act in July 1992.)

         The AMEX Index (U.S.) is an index comprising all domestic common shares traded on The American Stock Exchange. The Peer Group Index includes data from the following five companies; Benguet Corporation, Freeport McMoran Copper & Gold, Cyprus Amax Minerals, O'Okiep Copper Co. Ltd. and Rio Tinto PLC (formerly RTZ Corp. PLC), all of which are listed on AMEX or NYSE. (The stock of Atlas Corporation, a member of last year's peer group, is no longer traded on a major exchange.)

                  CUMULATIVE TOTAL SHAREHOLDER RETURN(1)(2)(3)
                          JULY 1, 1992 - JUNE 30 1997

                               FISCAL YEAR ENDING

                              1992                 1993          1994             1995         1996      1997
 Azco Mining Inc.             100                 78.63        100.81            60.48       62.90      52.82
 Peer Group Index             100                 91.02        111.71           109.35       94.23      96.87

 AMEX Index                   100                109.33        105.54           126.99      145.40     154.64


(1) Assumes $100 invested on July 1, 1992 in the Company's Common Stock, the AMEX Index, and the Peer Group Index of alike line-of-business companies by industry code as defined in the Media General Financial Database.

(2)      Total Shareholder return assumes reinvestment of dividends.

(3)      Where applicable, Canadian currency has been translated to U.S.
dollars.


         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has appointed Coopers & Lybrand to audit the Company's financial statements prepared in connection with the submittal of the Company's Report on Form 10-K for the fiscal year ended June 30, 1998. The Board recommends that the Shareholders ratify that appointment and authorize the directors of the Company to fix and approve their remuneration. Coopers & Lybrand has audited the Company's financial statements since 1991.

         The shares of Common Stock represented by the Proxies in the accompanying form will be voted "FOR" the ratification of the appointment of independent public accountants unless a contrary direction is indicated.

         The Company has requested representatives of Coopers & Lybrand to be present at the Meeting, will make available to such representatives an opportunity to make a statement if they so desire, and expects them to be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

         Proposals by Shareholders of the Company to be presented at the next Annual Meeting of Shareholders must be received by the Company a reasonable amount of time prior to such meeting to be included in the Company's Proxy Statement and proxy for that meeting. The proponent must be a record or beneficial owner entitled to vote on his or her proposal at the next Annual Meeting and must continue to own such security entitling him or her to vote through that date on which the Meeting is held. The proponent must own 1% or more of the outstanding shares, or $1,000.00 in market value, of the Company's Common Stock and must have owned such shares for one year in order to present a shareholder proposal to the Company.


                           ANNUAL REPORT ON FORM 10-K

         The Annual Report on Form 10-K concerning the operation of the Company during the fiscal year ended June 30, 1997, including certified financial statements for the year then ended, is being mailed to each Shareholder of the Company with this Notice of Annual Meeting. Additional copies of the Annual Report may be obtained upon written request to the Secretary of the Company, at 999 West Hastings, Suite 1250, Vancouver, British Columbia, Canada, V6C 2W2.

                                 OTHER MATTERS

         The Board knows of no other business to be presented at the Meeting of Shareholders. If other matters properly come before the Meeting the persons named in the accompanying form of Proxy intend to vote on such other matters in accordance with their best judgment.

                                                           By Order of the Board

January 16, 1998                                           Alan P. Lindsay,
                                                           Chairman of the Board

                  PROXY SOLICITED BY MANAGEMENT OF THE COMPANY

The undersigned shareholder of Azco Mining Inc. (the "Company") hereby appoints Alan P. Lindsay, or Anthony R. Harvey as nominee of the undersigned to attend, vote and act for and in the name of the undersigned at the Annual Meeting of the Shareholders of the Company (the "Meeting") to be held at the Company's offices at 999 West Hastings, Suite 1250, Vancouver, British Columbia, Canada, on Wednesday, the 18th day of February, 1998, at the hour of 10:00 a.m. (local time), and at every adjournment thereof, and the undersigned hereby revokes any former proxy given to attend and vote at the meeting.

THE NOMINEE IS HEREBY INSTRUCTED TO VOTE AS FOLLOWS WITH RESPECT TO THE FOLLOWING MATTERS:


1.       FOR [ ]                                   All Nominees as Directors - Alan P. Lindsay, Anthony R. Harvey, Ian M. Gray,
                                                   Andrew  F. de P. Malim and Paul A. Hodges.

         WITHHELD [ ]                              From All Nominees.

         FOR [ ]                                   All Nominees Except the Following: _________________________________.

2.       FOR [ ]  AGAINST   [ ]   ABSTAIN  [ ]     To appoint Coopers & Lybrand as auditors and to authorize the directors to fix the auditors' remuneration.


THIS PROXY WILL BE VOTED FOR OR AGAINST OR WITHHELD OR ABSTAINED IN RESPECT OF THE MATTERS LISTED IN ACCORDANCE WITH THE CHOICE, IF ANY, INDICATED IN THE SPACE PROVIDED. IF NO CHOICE IS INDICATED, THE PROXY WILL BE VOTED FOR SUCH MATTER. IF ANY AMENDMENTS OR VARIATIONS ARE TO BE VOTED ON, OR ANY FURTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED ACCORDING TO THE BEST JUDGMENT OF THE PERSON VOTING THE PROXY AT THE MEETING. THIS FORM SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE OF MEETING AND PROXY STATEMENT.

DATED this           day of                      , 1998.
           ---------        ---------------------



-------------------------------------------------
Signature of Shareholder



-------------------------------------------------
(Please print name of Shareholder)

NOTES:

1. YOU HAVE THE RIGHT TO APPOINT A PERSON TO REPRESENT YOU AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE FORM OF PROXY. IF YOU WISH TO EXERCISE THIS RIGHT, INSERT THE NAME OF YOUR NOMINEE IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE IN THE FORM OF PROXY AND STRIKE OUT THE TWO PRINTED NAMES.

2. Please date and sign (exactly as the shares represented by this Proxy are registered) and return promptly. Where the instrument is signed by a corporation, its corporate seal must be affixed and execution must be made by an officer or attorney thereof duly authorized. If no date is stated by the Shareholders, the Proxy is deemed to bear the date upon which it was mailed by management to the Shareholder.

3. To be valid, this Proxy form, duly signed and dated, must arrive at the office of the Company's transfer agent, Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, V6C 3B9 not less than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the day of the Meeting or any adjournment thereof.